Exhibit A-2(b)

________________________________________________________________

                    ENTERGY MISSISSIPPI, INC.
          (formerly Mississippi Power & Light Company)

                               to

                 BANK OF MONTREAL TRUST COMPANY

                               and

                       MARK F. MCLAUGHLIN,
               (successor to Z. George Klodnicki)
                        As Trustees under
                   Entergy Mississippi Inc.'s
    Mortgage and Deed of Trust, dated as of February 1, 1988


                ________________________________


                 TWELFTH SUPPLEMENTAL INDENTURE



                Providing among other things for

              General and Refunding Mortgage Bonds
                 6.45% Series due April 1, 2008


                        ________________


                    Dated as of April 1, 1998
                     Prepared by Ann G. Roy
            Senior Counsel - Corporate and Securities
                     Entergy Services, Inc.
                        639 Loyola Avenue
                  New Orleans, Louisiana 70113
                         (504) 576-5841
________________________________________________________________

                        TABLE OF CONTENTS
                                                                Page


Parties                                                           1
Recitals                                                          1

                            ARTICLE I

              DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.  Terms From the Original Indenture                  6
Section 1.02.  Certain Defined Terms                              6
Section 1.03.  References Are to Twelfth Supplemental Indenture   7
Section 1.04.  Number and Gender                                  8

                           ARTICLE II

                     THE SEVENTEENTH SERIES

Section 2.01.  Bonds of the Seventeenth Series                    8
Section 2.02.  Optional Redemption of Bonds of the Seventeenth
                Series                                            9
Section 2.03.  Transfer and Exchange                              9
Section 2.04.  Dating of Bonds and Interest Payments             10

                           ARTICLE III

                            COVENANTS

Section 3.01.  Maintenance of Paying Agent                       10
Section 3.02.  Further Assurances                                11
Section 3.03.  Limitation on Restricted Payments                 11
Section 3.04.  Protection of Rate Order                          12
Section 3.05.  Limitation on Sale, Transfer or Pledge of
                Deferred Grand Gulf I Costs                      12
Section 3.06.  Preconsent to Modification of Rights under
                Sections 3.04 and 3.05                           12

                           ARTICLE IV

                    MISCELLANEOUS PROVISIONS

Section 4.01.  Acceptance of Trusts                              13
Section 4.02.  Effect of Twelfth Supplemental Indenture under
                Louisiana Law                                    13
Section 4.03.  Record Date                                       13
Section 4.04.  Titles                                            14
Section 4.05.  Counterparts                                      14
Section 4.06.  Governing Law                                     14

Signatures

Acknowledgments

Exhibit A - Form of Bond of the Seventeenth Series

                  TWELFTH SUPPLEMENTAL INDENTURE


                     _________________________



          TWELFTH SUPPLEMENTAL INDENTURE, dated as of April 1, 1998, between ENTERGY MISSISSIPPI, INC. (formerly Mississippi Power & Light Company), a corporation of the State of Mississippi, whose post office address is P.O. Box 1640, Jackson, Mississippi 39215-1640 (tel. 601-969-2311) (the "Company") and
BANK OF MONTREAL TRUST COMPANY, a corporation of the State of New York, whose principal office is located at 88 Pine Street, New York, New York 10005 (tel. 212-701-7653) and MARK F. MCLAUGHLIN (successor to Z. George Klodnicki), whose post office address is 44 Norwood Avenue, Allenhurst, New Jersey 07711 (tel. 212-701-
7602), as trustees under the Mortgage and Deed of Trust, dated as of February 1, 1988, executed and delivered by the Company (herein called the "Original Indenture"; the Original Indenture together with any and all indentures and instruments supplemental thereto being herein called the "Indenture");

          WHEREAS, the Original Indenture has been duly recorded or filed as required in the States of Mississippi, Arkansas and Wyoming; and

          WHEREAS, the Company has executed and delivered to the Trustees (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its First Supplemental Indenture, dated as of February 1, 1988, its Second Supplemental Indenture, dated as of July 1, 1988, its Third Supplemental Indenture, dated as of May 1, 1989, its Fourth Supplemental Indenture, dated as of May 1, 1990, its Fifth Supplemental Indenture, dated as of November 1, 1992, its Sixth Supplemental Indenture, dated as of January 1, 1993, its Seventh Supplemental Indenture, dated as of July 15, 1993, its Eighth Supplemental Indenture, dated as of November 1, 1993, its Ninth Supplemental Indenture, dated as of July 1, 1994, its Tenth Supplemental Indenture, dated as of April 1, 1995, and its Eleventh Supplemental Indenture, dated as of June 1, 1997, each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded or filed as required in the States of Mississippi, Arkansas and Wyoming; and

          WHEREAS, in addition to property described in the Original Indenture, as heretofore supplemented, the Company has acquired certain other property rights and interests in property;
and

          WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

                                                 Principal     Principal
 Series                                            Amount        Amount
                                                   Issued     Outstanding
 14.65% Series due February 1, 1993             $55,000,000       None
 14.95% Series due February 1, 1995              20,000,000       None
 8.40% Collateral Series due December 1, 1992    12,600,000       None
 11.11% Series due July 15, 1994                 18,000,000       None
 11.14% Series due July 15, 1995                 10,000,000       None
 11.18% Series due July 15, 1996                 26,000,000       None
 11.20% Series due July 15, 1997                 46,000,000       None
  9.90% Series due April 1, 1994                 30,000,000       None
  5.95% Series due October 15, 1995              15,000,000       None
  6.95% Series due July 15, 1997                 50,000,000       None
  8.65% Series due January 15, 2023             125,000,000   125,000,000
  7.70% Series due July 15, 2023                 60,000,000    60,000,000
  6 5/8% Series due November 1, 2003             65,000,000    65,000,000
  8.25% Series due July 1, 2004                  25,000,000    25,000,000
  8.80% Series due April 1, 2005                 80,000,000    80,000,000
  6 7/8% Series due June 1, 2002                 65,000,000    65,000,000


; and

          WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or implicitly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and

          WHEREAS, the Company desires to create a new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and

          WHEREAS, all things necessary to make this Twelfth
Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;

          NOW, THEREFORE, THIS TWELFTH SUPPLEMENTAL INDENTURE
WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustees at or before the unsealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of both the principal of and interest on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms a security interest in (subject, however, to Excepted Encumbrances as defined in Section
1.06 of the Original Indenture), unto MARK F. MCLAUGHLIN and (to the extent of its legal capacity to hold the same for the purposes hereof) to BANK OF MONTREAL TRUST COMPANY, as Trustees, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all properties of the Company real, personal and mixed, of any kind or nature (except as in the Indenture expressly excepted), now owned (including, but not limited to, that located in the following counties in the State of Mississippi: Adams, Amite, Attala, Bolivar, Calhoun, Carroll, Choctaw, Claiborne, Coahoma, Copiah, Covington, DeSoto, Franklin, Grenada, Hinds, Holmes, Humphreys, Issaquena, Jefferson, Jefferson Davis, Lawrence, Leake, Leflore, Lincoln, Madison, Montgomery, Panola, Pike, Quitman, Rankin, Scott, Sharkey, Simpson, Smith, Sunflower, Tallahatchie, Tate, Tunica, Walthall, Warren, Washington, Webster, Wilkinson, Yalobusha and Yazoo; and in Independence County, Arkansas, and Campbell County, Wyoming) or, subject to the provisions of
Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anyway limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in the Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as in the Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property in the Indenture described.

          TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anyway appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.

          IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any in the Indenture expressly excepted, shall be and are as fully granted and conveyed by the Indenture and as fully embraced within the Lien of the Indenture as if such property, rights and franchises were now owned by the Company and were specifically described by the Indenture and granted and conveyed by the Indenture.

          PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not in the Indenture specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, and any natural gas distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.

          TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto MARK F. MCLAUGHLIN and (to the extent of its legal capacity to hold the same for the purposes hereof) unto BANK OF MONTREAL TRUST COMPANY, and their successors and assigns forever.

          IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture, without preference, priority or distinction as to the Lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions in the Indenture set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the Lien and security of all of said bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the date of the initial issuance of bonds under the Indenture, and that the Lien and security of the Indenture shall take effect from said date as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.

          PROVIDED, HOWEVER, these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal and interest, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then the Indenture and the estate and rights granted under the Indenture shall cease, determine and be void, otherwise to be and remain in full force and effect.

          AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and their successor or successors as Trustees in such trust in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustees by the Original Indenture as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust as follows:


                             ARTICLE I

               DEFINITIONS AND RULES OF CONSTRUCTION

          Section 1.01.  Terms From the Original Indenture.  All
defined terms used in this Twelfth Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture.

          Section 1.02.  Certain Defined Terms.  As used in this
Twelfth Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

          The term "Adjusted Treasury Rate" shall mean, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.125%.

          The term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate
Trust Office of the Trustee is closed for business.

          The term "Comparable Treasury Issue" shall mean the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the bonds of the Seventeenth Series that would be utilized, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds of the Seventeenth Series.

          The term "Comparable Treasury Price" shall mean, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          The term "Original Indenture" shall have the meaning specified in the first paragraph hereof.

          The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          The term "Quotation Agent" shall mean one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          The term "Rate Order" shall mean the Final Order on Rehearing, dated September 16, 1985, as amended by further orders dated, respectively, September 29, 1988 and September 7, 1989, issued by the Mississippi Public Service Commission providing for, among other things, the recovery by the Company of Deferred Grand Gulf I Costs.

          The term "Reference Treasury Dealer" shall mean Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer or any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

          The term "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

          The term "Seventeenth Series" shall have the meaning specified in Section 2.01.

          The term "System Energy" shall mean System Energy
Resources, Inc., an Arkansas corporation, or any successor company to which the Company shall be obligated to purchase capacity and energy from Grand Gulf I.

          Section 1.03. References Are to Twelfth Supplemental Indenture . Unless the context otherwise requires, all references herein to "Articles", "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Twelfth Supplemental Indenture, and the words "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Twelfth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

          Section 1.04.  Number and Gender.  Unless the context
otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.


                            ARTICLE II

                      THE SEVENTEENTH SERIES

          Section 2.01. Bonds of the Seventeenth Series. There shall be a series of bonds designated as the 6.45% Series due April 1, 2008 (herein sometimes referred to as the "Seventeenth Series"), each of which shall also bear the descriptive title "General and Refunding Mortgage Bond" unless subsequent to the issuance of such bonds a different descriptive title is permitted by Section 2.01 of the Original Indenture. The form of bonds of the Seventeenth Series shall be substantially in the form of Exhibit A hereto. Bonds of the Seventeenth Series shall mature on April 1, 2008 and shall be issued only as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the Seventeenth Series shall bear interest at the rate of six and forty-five one hundredths per centum (6.45%) per annum (except as hereinafter provided), payable semi-annually on April 1 and October 1 of each year, and at maturity or earlier redemption, the first interest payment to be made on October 1, 1998 for the period from April 1, 1998 to October 1, 1998; the principal of and premium, if any, and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on the bonds of the Seventeenth Series may at the option of the Company be paid by check mailed to the
registered owners thereof.   Overdue principal and overdue
interest in respect of the bonds of the Seventeenth Series shall bear interest (before and after judgment) at the rate of seven and forty-five one hundredths per centum (7.45%) per annum. Interest on the bonds of the Seventeenth Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the bonds of the Seventeenth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

          The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Seventeenth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

          Section 2.02. Optional Redemption of Bonds of the Seventeenth Series. (a) Bonds of the Seventeenth Series shall be redeemable, at the option of the Company, in whole, or in part, at any time, prior to maturity, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, (i) prior to April 1, 2003 at a redemption price equal to the greater of (A) 100% of the principal amount thereof and (B) as determined by a Quotation Agent, the sum of the present values of (x) the product of the principal amount of the bonds of the Seventeenth Series called for redemption multiplied by the general redemption price which would apply to a redemption of the bonds of the Seventeenth Series on April 1, 2003 and (y) the remaining scheduled interest payments on such principal amount from the redemption date through April 1, 2003, such present value to be determined on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) and using the Adjusted Treasury Rate as the discount rate or (ii) on or after April 1, 2003, at the following general redemption prices:

                                                  General
                                                  Redemption
               Year                               Price (%)

          If redeemed during the 12-month period ending March 31,
               2004                                102.06
               2005                                101.37
               2006                                100.68
               2007                                100.00
               2008                                100.00

          in the case of clauses (i) and (ii) above, plus accrued interest thereon to the redemption date. With respect to clause (i) above, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

(b) Bonds of the Seventeenth Series shall also be redeemable in whole or in part, at any time prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Original Indenture) of cash delivered to or deposited with the Trustee pursuant to the provisions of Sections 9.05 and 11.06 of the Original Indenture, at the special redemption price of 100%, expressed as a percentage of the principal amount of the bonds to be redeemed, together with accrued interest to the date fixed for redemption.

          Section 2.03. Transfer and Exchange. (a) At the option of the registered owner, any bonds of the Seventeenth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

          (b) Bonds of the Seventeenth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

          (c) Upon any such exchange or transfer of bonds of the Seventeenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of bonds of the Seventeenth Series.

          Section 2.04.  Dating of Bonds and Interest Payments.

          (a) Each bond of the Seventeenth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each bond of the Seventeenth Series dated prior to October 1, 1998, shall bear interest from April 1, 1998; and provided, further, that if any bond of the Seventeenth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the Seventeenth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from April 1, 1998 if no interest shall have been paid on the bonds of the Seventeenth Series.

          (b) Notwithstanding the foregoing, bonds of the Seventeenth Series shall be dated so that the Person in whose name any bond of the Seventeenth Series is registered at the close of business on any record date for the Seventeenth Series with respect to any interest payment shall be entitled to receive the interest payable on the interest payment date, except if, and to the extent that, the Company shall have defaulted in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding bonds of the Seventeenth Series are registered on the day immediately preceding the date of payment of such defaulted interest. The term "record date for the Seventeenth Series," as used with respect to any interest payment date, shall mean the day immediately preceding such interest payment date, whether or not a business day.

                            ARTICLE III

                             COVENANTS

          Section 3.01. Maintenance of Paying Agent. So long as any bonds of the Seventeenth Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York where the principal of and premium, if any, or interest on any bonds of such series shall be payable shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.

          Section 3.02. Further Assurances. From time to time whenever reasonably requested by the Trustee or the holders of not less than a majority in aggregate principal amount of the bonds of the Seventeenth Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.

          Section 3.03.  Limitation on Restricted Payments.

          (a) So long as any bonds of the Seventeenth Series are Outstanding, the Company covenants that it will not declare any dividends on its common stock (other than (1) a dividend payable solely in shares of its common stock or (2) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock) or make any distribution on outstanding shares of its common stock or purchase or otherwise acquire for value any outstanding shares of its common stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its common stock) unless, after giving effect to such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases or acquisitions paid or made subsequent to March 31, 1998 (other than any dividend declared by the Company on or before March 31, 1998) does not exceed (without giving effect to (1) any such dividends, distributions, purchases or acquisitions or (2) any net transfers from earned surplus to stated capital accounts) the sum of (A) the aggregate amount credited subsequent to March 31, 1998 to earned surplus, (B) $250,000,000 and (C) such additional amounts as shall be authorized or approved, upon application by the Company and after notice, by the SEC under the Holding Company Act.

          (b) For the purpose of this Section, the aggregate amount credited subsequent to March 31, 1998 to earned surplus shall be determined in accordance with generally accepted accounting principles and practices (or, if in the opinion of the Company's independent public accountants (delivered to the Trustee), there is an absence of any such generally accepted accounting principles and practices as to the determination in question, then in accordance with sound accounting practices) and after making provision for dividends upon any preferred stock of the Company accumulated subsequent to such date, and in addition there shall be deducted from earned surplus all amounts (without duplication) of losses, write-offs, write-downs or amortization of property, whether extraordinary or otherwise, recorded in and applicable to a period or periods subsequent to March 31, 1998. Also for purposes of this Section, credits to earned surplus shall be determined without reference to and shall not include undistributed retained earnings of Subsidiaries.

          Section 3.04.  Protection of Rate Order.  So long as
any bonds are Outstanding under the Indenture that were issued under Article IV of the Original Indenture, the Company covenants that it will:

          (a) take all reasonable actions (i) to maintain in full force and effect the Rate Order or any other regulatory authorization or legal or other authority pursuant to which the Company recovers amounts paid to System Energy in respect of capacity and energy from Grand Gulf I and records Deferred Grand Gulf I Costs on its books as assets and (ii) to defend against any action, suit or regulatory proceeding seeking to abrogate, invalidate or materially adversely modify the Rate Order or such regulatory authorization or legal or other authority; and

          (b) not take any action to modify the Rate Order or such other regulatory authorization or legal or other authority unless it first delivers to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that, in the opinion of the signers, such proposed modification is not materially adverse to the interest of the registered owners of Outstanding bonds that were issued under Article IV of the Original Indenture.

          Section 3.05. Limitation on Sale, Transfer or Pledge of Deferred Grand Gulf I Costs. So long as any Bonds are Out standing under the Indenture that were issued under Article IV of the Original Indenture, the Company covenants that it will not sell, assign, transfer or otherwise dispose of, or grant, incur or permit to exist any Lien on, any of its Deferred Grand Gulf I Costs, other than the Lien of the Indenture or as may be contem plated by the granting clauses of the 1944 Mortgage as of the date of this Twelfth Supplemental Indenture.

          Section 3.06. Preconsent to Modification of Rights under Sections 3.04 and 3.05. The Holders of the bonds of the Seventeenth Series hereby consent to any modification of the Rate Order or any other act, disposition, Lien or thing prohibited or limited by Sections 3.04 or 3.05 of this Twelfth Supplemental Indenture or the failure to take any action required by such Sections or the waiver or amendment of any provision of such Sections if the Company obtains the consent (in any number of instruments of similar tenor executed by registered owners of bonds or by their attorneys appointed in writing) to such modification, act, omission, disposition, Lien, thing, failure to act, waiver or amendment of the registered owners of at least a majority in aggregate principal amount of the bonds then Outstanding under the Indenture that were issued under Article IV of the Original Indenture.


                            ARTICLE IV
                     MISCELLANEOUS PROVISIONS

          Section 4.01. Acceptance of Trusts. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

          The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twelfth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. In general, each and every term and condition contained in
     Article XVI of the Original Indenture shall apply to and form part of this Twelfth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twelfth Supplemental Indenture.

          Section 4.02. Effect of Twelfth Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Twelfth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance and that, so far as the said Louisiana property is concerned, this Twelfth Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of the bonds of the Seventeenth Series and any coupons thereto issued hereunder, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued hereunder and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

          Section 4.03. Record Date. The holders of the bonds of the Seventeenth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Seventeenth Series entitled to consent to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          Section 4.04.  Titles.  The titles of the several
Articles and Sections of this Twelfth Supplemental Indenture and the table of contents shall not be deemed to be any part hereof.

          Section 4.05.  Counterparts.  This Twelfth Supplemental
Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 4.06.  Governing Law.  The internal laws of the
State of New York shall govern this Twelfth Supplemental
Indenture and the bonds of the Seventeenth Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.


     IN WITNESS WHEREOF, ENTERGY MISSISSIPPI, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and BANK OF MONTREAL TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries, and MARK F. MCLAUGHLIN has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                            ENTERGY MISSISSIPPI, INC.


                       By:
                                     Louis E. Buck
                            Vice President, Chief Accounting Officer
                                and Assistant Secretary

Attest:

__________________________
Christopher T. Screen
Assistant Secretary




                            BANK OF MONTREAL TRUST COMPANY
                                          as Trustee


                       By:
                            Therese Gaballah
                            Vice President

Attest:

_____________________________

                            ___________________________[L.S.]
                            MARK F. MCLAUGHLIN
                              as Co-Trustee

STATE OF LOUISIANA    )   ss.:

PARISH OF ORLEANS     )

          Personally appeared before me, the undersigned authority in and for the aforesaid Parish and State, the within named Louis
E. Buck, Vice President, Chief Accounting Officer and Assistant Secretary and Christopher T. Screen, Assistant Secretary of ENTERGY MISSISSIPPI, INC., who acknowledged that they signed, attached the corporate seal of the corporation thereto and delivered the foregoing instrument on the day and year therein stated, by the authority and as the act and deed of the corporation.

          On the 3rd day of April, before me personally came Louis
E. Buck, to be known to me, who, being by me duly sworn, did depose and say that he resides at 6030 South Robertson, New
Orleans, Louisiana 70118; that he is the Vice President, Chief
Accounting Officer and Assistant Secretary of ENTERGY MISSISSIPPI,
INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

          Given under my hand and seal this 3rd day of April, 1998.



                               _________________________________
                                         Notary Public
                             Parish of Orleans, State of Louisiana
                               My Commission is Issued for Life

STATE OF NEW YORK   )   ss.:

COUNTY OF NEW YORK  )


          Personally appeared before me, the undersigned authority in and for the aforesaid County and State, the within
named Therese Gaballah as Vice President, and          , as
           of BANK OF MONTREAL TRUST COMPANY, who acknowledged that they signed, attached the corporate seal of the corporation thereto and delivered the foregoing instrument on the day and year therein stated, by the authority and as the act and deed of the corporation.

          On the _____ day of April 1998, before me personally
came           to me known, who, being by me duly sworn, did
depose and say that she resides at 146-03 27th Avenue, Whitestone, New York 11354; that she is a Vice President of BANK OF MONTREAL TRUST COMPANY, the corporation described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.

          Given under my hand and seal this _____ day of April, 1998.


                         _________________________________

                          Notary Public, State of New York
                                  No.
                            Qualified in New York County
                         Commission Expires __________

STATE OF NEW YORK  )   ss.:

COUNTY OF NEW YORK )


          Personally appeared before me, the undersigned authority in and for the aforesaid County and State, the within named MARK F. MCLAUGHLIN, who acknowledged that he signed, sealed and delivered the foregoing instrument on the day and year therein mentioned.

          On the _____ day of April, 1998, before me personally came MARK F. MCLAUGHLIN, to me known to be the person described in and who acknowledged the foregoing instrument, and acknowledged that he executed the same.

          Given under my hand and seal this _____ day of April, 1998.



                         _________________________________

                          Notary Public, State of New York
                                  No.
                            Qualified in New York County
                         Commission Expires __________

                             EXHIBIT A

               [FORM OF BOND OF SEVENTEENTH SERIES]
              (See legend at the end of this bond for
        restrictions on transferability and change of form)

                GENERAL AND REFUNDING MORTGAGE BOND

                  6.45%  Series due April 1, 2008

No. R-1                                             CUSIP______



          ENTERGY MISSISSIPPI, INC., (formerly Mississippi Power & Light Company) a corporation duly organized and validly existing under the laws of the State of Mississippi (hereinafter called the Company), for value received, hereby promises to pay to __________ or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of $_______ on April 1, 2008 in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from April 1, 1998, if the date of this bond is prior to October 1, 1998 or, if the date of this bond is on or after October 1, 1998, from the April 1 or October 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of six and forty-five one hundredths (6.45%) per annum in like coin or currency on April 1 and October 1 in each year and at maturity or earlier redemption, until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and on any defaulted interest at the rate of seven and forty-five one hundredths per centum (7.45%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

          The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business (whether or not a business day) on the day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

          This bond shall not become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its respective successor or successors thereunder, shall have signed the authentication certificate endorsed hereon.

          This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its General and Refunding Mortgage Bonds, 6.45% Series due April 1, 2008 (herein called bonds of the Seventeenth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of February 1, 1988, duly executed by the Company to Bank of Montreal Trust Company and Mark F. McLaughlin (successor to Z. George Klodnicki), as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

          The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

          The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Seventeenth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

          Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

          No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

          The bonds are issuable as registered bonds without coupons in the denominations of $1000.00 and integral multiples thereof. At the office or agency to be maintained by the Company in the City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

          This bond is redeemable at the option of the Company as provided in the Mortgage.

          No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, Entergy Mississippi, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:

                         ENTERGY MISSISSIPPI, INC.



                         By:_________________________________
                                        Louis E. Buck
            Title:    Vice President, Chief Accounting Officer
                      and Assistant Secretary

Attest:

__________________________
Title:

                        [FORM OF TRUSTEE'S
                    AUTHENTICATION CERTIFICATE]

               TRUSTEE'S AUTHENTICATION CERTIFICATE


          This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

                              BANK OF MONTREAL TRUST
                                COMPANY, as Trustee,



                              By: ________________________
                                       Authorized Signature

                              LEGEND

     Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of _________, or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to _______, or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, ________, has an interest herein.

     This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).

     Financial Guaranty Insurance Policy No. FG0281BE (the "Policy") with respect to payments due for principal of and interest on this bond has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee.
The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this bond acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.